UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 11, 2013

Viggle Inc.
(Exact name of Registrant as Specified in its Charter)

Delaware	0-13803	33-0637631
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

902 Broadway, 11 th Floor New York, New York	10010
(Address of principal executive offices)	(Zip Code)

(212)  231-0092
(Registrant’s Telephone Number, including Area Code)

_____________________n/a_________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions ( see General Instruction A.2 below):

☐             Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐              Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐             Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17  CFR 240.14d-2(b)).

☐             Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.01.  Entry Into Material Definitive Agreements.

(a)           Term Loan Agreement

            On March 11, 2013, Viggle Inc. (the “Company”) entered into a Term Loan Agreement (the “DB Line”) with Deutsche Bank Trust Company Americas (“Deutsche Bank”), under which Deutsche Bank agreed to loan the Company up to $10,000,000.  The Company may, from time to time, request advances (the “Advances”) from the DB Line in amounts of no less than $1,000,000.

Interest on the outstanding balance may, at the Company’s election, be charged at a rate per annum equal to the LIBOR Rate plus 4% or (ii) the Prime Rate plus 1.75%.   Interest is payable monthly in arrears.  The Company paid a $150,000 facility fee from the initial draw of $5,000,000 made at closing.

The DB Line matures on September 11, 2013, unless sooner due as a result of the receipt of net proceeds by the Company or any of its wholly-owned subsidiaries from one or more debt or equity offerings by the Company or any of its wholly-owned subsidiaries in an amount equal to at least the amount of principal and accrued and unpaid interest outstanding on the DB Line.

The Company may make prepayments, in whole or in part, under the DB Line at any time, as long as all accrued and unpaid interest thereon is paid through the prepayment date.

Repayment of the loan was guaranteed by Robert FX Sillerman.  In consideration for the guarantee Mr. Sillerman’s designee, Sillerman Investment Company II LLC (“SIC II”), received a warrant for 10,000,000 shares of common stock of Viggle, which may be exercised at any time within 60 months of the issuance date at $1.00 a share, (subject to adjustment in the event of stock splits and combination, reclassification, merger or consolidation)(the “Guarantee Warrant”). The Guarantee Warrant contains a piggyback registration right with respect to the underlying common shares which may be issued if it is exercised.  The Guarantee Warrant was issued in a transaction exempt from registration under the Securities Act of 1933, as amended, in reliance on Section 4(a)(2) thereunder and Rule 506 of Regulation D promulgated thereunder.  The Company will book compensation expense in the third fiscal quarter of approximately $5,551,000 related to the Guarantee Warrant issued to SIC II, as Mr. Sillerman’s designee.  A copy of the form of the Guaranty Warrant is attached as Exhibit 10.2.

The Board of Directors also approved for purposes of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the “1934 Act”), the acquisition of the Guarantee Warrant (and any shares issued in connection with the exercise) by Mr. Sillerman, a director of the Company, and SIC II, a director of the Company by deputization for purposes of securing an exemption for the transactions from the provisions of Section 16(b) of the Exchange Act pursuant to Rule 16b-3 thereunder.

The foregoing descriptions of the DB Line and the Guarantee Warrant and the transactions contemplated thereby are not complete and are subject to and qualified in their entirety by reference to the DB Line and the Guarantee Warrant attached hereto as Exhibits 10.1and 10.2, respectively, and  incorporated herein by reference.

(b)           Amended and Restated $25,000,000 Line of Credit

On March 11, 2013, Viggle and SIC II, an affiliate of the Company’s Executive Chairman and Chief Executive Officer, entered into an amended and restated line of credit (the “New $25,000,000 Line of Credit”) to the Company, which modified the existing $25,000,000 Line of Credit (the “Original $25,000,000 Line of Credit”) to reduce the interest rate from 14% per annum to 9% per annum and provide, as  security for the Company’s obligations, a pledge of the Company’s (and its subsidiaries’) assets pursuant to a security agreement (the “Security Agreement”, more particularly described below).  In addition the Company entered into a subordination agreement (the “Subordination Agreement”, as more particularly described below) by which the repayment and the security for the New $25,000,000 Line of Credit was subordinated to the repayment of the DB Line.

The Company may, from time to time, draw on the New $25,000,000 Line of Credit in amounts of no less than $1,000,000, provided that the outstanding principal balance under the DB Line and the New $25,000,000 Line of Credit may not exceed $25,000,000. The Company is not permitted to draw on the New $25,000,000 Line of Credit more than once per month. Interest will accrue on all unpaid principal amounts drawn under the New $25,000,000 Line of Credit Note at a simple interest rate equal to 9% per annum, with interest being compounded semi-annually and paid at maturity.  The Company intends to first draw under the DB Line until fully drawn.

The New $25,000,000 Line of Credit matures on the earlier to occur of (i) February 11, 2015 or (ii) a change of control transaction.  At maturity, the Company must pay all principal amounts then outstanding, plus all accrued and unpaid interest thereon.  The Company may prepay at any time, without penalty.

If an event of default occurs, all amounts due under the New $25,000,000 Line of Credit are due and payable immediately.  Events of default include the non-payment of amounts due, certain bankruptcy-type events, incorrect material statements made by Borrower, the Borrower’s contest or dispute of any provisions of the New $25,000,000 Line of Credit, or a material adverse change in the business plan or prospects of Borrower in the reasonable opinion of Lender.

Additionally, in the event of draws which exceed the DB Line maximum of $10,000,000, the lender (including Robert F.X. Sillerman and his affiliates) under the New Line of Credit will receive 100,000 warrants (which will be in the same form as the Guarantee Warrants) to purchase the Company’s common stock for every $100,000 drawn down and funded to the Company.  These warrants shall be exercisable at a price of $1.00 per share and shall expire five (5) years after issuance. To the extent there are participants other than SIC II who agree to fund a portion of the New $25,000,000 Line of Credit, such participants will be responsible for a pro rata share of each draw and receive the same number of warrants for each $100,000 drawn from them.

The Board of Directors also approved for purposes of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the “1934 Act”), the transaction for purposes of securing an exemption for such acquisition of all such warrants and the shares into which they may be converted by SIC II, a director of the Company by deputization for purposes of securing an exemption for these transactions from the provisions of Section 16(b) of the Exchange Act pursuant to Rule 16b-3 thereunder.

The foregoing descriptions of the New $25,000,000 Line of Credit and the transactions contemplated thereby are not complete and are subject to and qualified in their entirety by reference to the form of New $25,000,000 Line of Credit attached hereto as Exhibit 10.3 and incorporated herein by reference.

(c)           $20,000,000 Line of Credit Exchange

As previously reported on its Current Report on Form 8-K dated July 6, 2012, the Company and Sillerman Investment Company LLC (“SIC”) entered into a Line of Credit Grid Promissory Note on June 29, 2012, which was subsequently amended (as amended, the “$20,000,000 Line of Credit Note”).  The $20,000,000 Line of Credit Note was fully drawn, so that the Company owed SIC $20,781,746 thru March 11, 2013 in outstanding principal and accrued interest.  On March 11, 2013 SIC exchanged the $20,000,000 Line of Credit Note for an 8% Convertible Secured Note (the “8% Note”), in the principal amount of $20,781,746, on the terms set forth in section (d) below.  The 8% Note is subordinated in repayment and security to the DB Line and the New $25,000,000 Line of Credit, provides for an interest rate to 8% (as opposed to the 9% interest rate in the $20,000,000 Line of Credit Note), and matures on March 11, 2016 (as opposed to the June 29, 2013 maturity date for the $20,000,000 Line of Credit Note).   The exchange was made pursuant to an exchange agreement (the “Exchange Agreement”), which provided for the issuance of 40,000 shares of the common stock of the Company, par value $0.001 per share (“Common Stock”) for each $100,000 in principal amount of the Original Note so exchanged, so that the Company issued to SIC 8,312,699 shares of Common Stock in connection with such exchange (the “Common Shares”).  The Company will book compensation expense in the third fiscal quarter of approximately $7,481,000 related to the warrants issued to SIC.  In addition, the Exchange Agreement permits the Company to issue up to an additional $29,300,000 of additional 8% Convertible Secured Notes on the same terms.

The 8% Note is convertible into shares of Common Stock in accordance with the terms of an Exchange Agreement, by and between the Company and SIC, the terms of which are more particularly described in Section (d) below.

The Exchange Agreement provides for holders of the 8% Notes to have piggyback registration rights for the shares of Common Stock into which the 8% Notes may be converted.

The shares were issued in a transaction exempt from registration under the Securities Act of 1933, as amended, in reliance on Section 4(a)(2) thereunder and Rule 506 of Regulation D promulgated thereunder.

The Board of Directors also approved for purposes of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the “1934 Act”), for such acquisition of all of such 8,312,699 shares by Robert F.X. Sillerman, a director of the Company, and SIC, a director of the Company by deputization, for purposes of securing an exemption for the transaction from the provisions of Section 16(b) of the Exchange Act pursuant to Rule 16b-3 thereunder.

(d)           Secured Convertible 8% Notes

Pursuant to the Exchange Agreement, the Company issued $20,781,746.58 of 8% secured convertible notes (“8% Notes”), which will mature on March 11, 2016.

The 8% Notes provide for 8% simple interest per annum, payable on each anniversary of the issuance date thereof in cash or common stock of the Company or any combination thereof, at the Company’s discretion.  If the Company elects to pay such interest in shares of its common stock, then the value of the shares to be delivered will be based on the average of the closing sale prices of the Common Stock for the fifteen (15) Trading Days immediately preceding such Interest Date.  From and after the occurrence and during the continuance of any event of default under the 8% Notes, the interest rate is automatically increased to twelve percent (12%).

The 8% Note may, at any time at the option of the holder thereof, be converted into shares of the Company’s common stock at a conversion price equal to $1.25 per share, subject to customary adjustments for stock splits, combinations, dividends, or recapitalization.

The 8% Notes provide for the Company to be able to issue up to an additional $29,300,000 of 8% Notes on the same terms and maturing on the same date.

The foregoing description of the Exchange Agreement is not complete and is subject to and qualified in its entirety by reference to the Exchange Agreement attached hereto as Exhibit 10.4 and incorporated herein by reference.

If an event of default occurs under the 8% Note, each holder has the right to require the Company to repay all or any portion of its note.  Events of default under the 8% Notes include payment defaults, and certain bankruptcy-type events involving the Company.

The Company may, at its option, prepay the 8% Note. If the Company chooses to prepay the 8% Note, it shall prepay a fixed lump sum in the amount of 108% in the first 12 months, 106% in months 13-24, 104% in months 25-30, and at par thereafter of the Principal Amount plus interest accrued thereon.  Such payments shall be pro-rata unless otherwise determined by the Note holders.  In the event that the Company issues primary shares in a public offering at an offering price above $1.25 per share, the Company may use up to 33% of the proceeds to prepay the Notes at par plus accrued and unpaid interest.  If a change of control is consummated, each holder has the right to require the Company to repay all or any portion of its 8% Note on the prepayment terms set forth above, or may convert its Note into common shares immediately prior to the transaction.

The 8% Notes contain customary anti-dilution provisions for stock splits, combinations and dividends only as long as dilution is less than 33%.  Dilution above 33% requires the consent of a majority of holders of the 8% Notes, after which the 8% Notes will receive weighted-average share dilution protection.

The 8% Notes also contain certain covenants and restrictions, including, among others, that, for so long as the 8% Notes are outstanding, the Company will not, without the consent of the holders of a majority of the then-outstanding principal amount of the 8% Notes, (i) make any loan or advance in excess of $500,000 to any officer, director, employee of affiliate of the Company (except advances and similar expenditures: (a) under the terms of employee stock or option plans approved by the Board of Directors, (b) in the ordinary course of business, consistent with past practice and (c) to its subsidiaries), (ii) incur any indebtedness that exceeds $5,000,000 in the aggregate other than indebtedness already included in a Board-approved budget and subordinated indebtedness, (iii) guaranty any indebtedness of any unaffiliated third party, (iv) change the principal business of the Company or exit the Company’s current business, provided that the foregoing is subject to the Board’s compliance with its fiduciary duties, (v) sell, assign, or license material technology or intellectual property of the Company except (i) in the ordinary course of business, consistent with past practice, (ii) sales and assignments thereof in any 12 month period that do not have a fair market value in excess of $1,000,000 or (iii) in connection with a change of control transaction, (vi) enter into any corporate strategic relationship involving the payment, contribution or assignment by the Company of its assets that have a fair market value in excess of $10,000,000 or (vii) liquidate or dissolve the Company or wind up the business of the Company, subject to certain exceptions set forth in Section 8 of the 8% Notes.  The protective covenants set forth above (except for (iii) and (vii), which will remain) disappear after 75% of the principal balance of the Notes has been repaid.

The foregoing descriptions of the 8% Notes and the transactions contemplated thereby are not complete and are subject to and qualified in their entirety by reference to the 8% Notes attached hereto as Exhibit 10.5 and incorporated herein by reference.

The secured convertible notes were issued in a transaction exempt from registration under the Securities Act of 1933, as amended, in reliance on Section 4(a)(2) thereunder and Rule 506 of Regulation D promulgated thereunder.

The Board of Directors also approved for purposes of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the “1934 Act”), the transaction for purposes of securing an exemption for such acquisition of all of such secured convertible notes and the shares into which they may be converted by Robert F.X. Sillerman, a director of the Company, and SIC, a director of the Company by deputization for purposes of securing an exemption for these transactions from the provisions of Section 16(b) of the Exchange Act pursuant to Rule 16b-3 thereunder.

(e)           Security Agreement and Subordination Agreements

Each of the New $25,000,000 Line of Credit and the 8% Notes were secured by all assets of the Company, pursuant to respective security agreements (each, a “Security Agreement”) in favor of Robert F.X. Sillerman, as Collateral Agent for each lender, with the 8% Note being subordinated in repayment and security to the New $25,000,000 Line of Credit.  SIC II and SIC, each as lender, delivered a subordination agreement to the DB Line holder (each, a “Subordination Agreement”) by which the repayment and security therefor was subordinated to repayment of the DB Line.  Each Subordination Agreement provides that the Company’s notes or Security Agreements may not be modified or amended in any manner which would affect the subordination to the DB Line and that the issuance of new or replacement notes may only be done upon the execution in a form similar to that previously issued and upon specific execution of a new Subordination Agreement by the new or replacement lender.  The foregoing descriptions of the Security Agreement and the Subordination Agreement and the transactions contemplated thereby are not complete and are subject to and qualified in their entirety by reference to the Security Agreements attached hereto as Exhibit 10.6 and 10.7 and the Subordination Agreement attached hereto as Exhibit 10.8 and incorporated herein by reference.

(f)           Special Committee Action

Because the transactions described in the foregoing sections  were between the Company and Robert FX Sillerman or  an affiliate of Robert F.X. Sillerman, who is the Executive Chairman and Chief Executive Officer of the Company, the Company formed a special committee of independent directors to review the proposed transactions.  Such special committee reviewed and unanimously approved such transactions.

(g)           Important Notice regarding the Transaction Documents

The foregoing descriptions of the transactions contemplated thereby are not complete and are subject to and qualified in their entirety by reference to the DB Line, the Guarantee Warrant, the New $25,000,000 Line of Credit, the Exchange Agreement, the 8% Notes, the Security Agreement for the New $25,000,000 Line of Credit, the Security Agreement for the 8% Notes, and the Subordination Agreement (the “Transaction Agreements” attached hereto as Exhibits 10.1, 10.2, 10.3, 10.4, 10.5, 10.6, 10.7 and 10.8, respectively, and incorporated herein by reference.

The Transaction Agreements have been included to provide investors and security holders with information regarding its terms. They are not intended to provide any other financial information about the Company or our subsidiaries and affiliates. The representations, warranties and covenants contained in the agreements were made only for purposes of that agreement and as of specific dates; were solely for the benefit of the parties to such agreement; may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the agreement instead of establishing these matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of the Company or our subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the agreements, which subsequent information may or may not be fully reflected in public disclosures by us.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is included herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 is included herein by reference.

Item 9.01                      Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description
10.1	Form of DB Line
10.2	Form of Guarantee Warrant
10.3	Form of New $25,000,000 Line of Credit Note
10.4	Form of Exchange Agreement
10.5	Form of 8% Note
10.6	Form of Security Agreement for the New $25,000,000 Line of Credit Note
10.7	Form of Security Agreement for the 8% Note
10.8	Form of Subordination Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIGGLE INC.

DATE: March [__], 2013	By:	/s/ Mitchell J. Nelson
	Name:	Mitchell J. Nelson
	Title:	Executive Vice President, General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit No.	Description
10.1	Form of DB Line
10.2	Form of Guaranty Warrant
10.3	Form of New $25,000,000 Line of Credit Note
10.4	Form of Exchange Agreement
10.5	Form of 8% Note
10.6	Form of Security Agreement for the New $25,000,000 Line of Credit Note
10.7	Form of Security Agreement for the 8% Note
10.8	Form of Subordination Agreement